UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Applied Materials to Hold 2007 Annual Meeting of Stockholders

on Wednesday, March 14, 2007, 11:00 a.m. PT

SANTA CLARA—(BUSINESS WIRE)—February 26, 2007—Applied Materials, Inc. (Nasdaq:AMAT) will hold its 2007 Annual Meeting of Stockholders at its corporate offices at 3050 Bowers Avenue, Building 1, Santa Clara, California 95054 on Wednesday, March 14, 2007, at 11:00 a.m. Pacific Time (2:00 p.m. Eastern Time).

A live webcast of the Annual Meeting will be available on Applied Materials’ website at: http://www.appliedmaterials.com/investors/index.html. There is no telephone conference call feature for this meeting. Replays and an audio/MP3 of the webcast will be available beginning Wednesday, March 14 at 5:00 p.m. PT (8:00 p.m. ET), and ending Wednesday, March 28 at 5:00 p.m. PT (8:00 p.m. ET).

Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in Nanomanufacturing Technology™ solutions with a broad portfolio of innovative equipment, services and software products for the fabrication of semiconductor chips, flat panels, solar photovoltaic cells, flexible electronics and energy-efficient glass. At Applied Materials, we apply Nanomanufacturing Technology to improve the way people live. Learn more at www.appliedmaterials.com.

###

Contacts

Applied Materials, Inc.

Randy Bane, 408-748-5227 (Investment Community)

investor_relations@amat.com

or

David Miller, 408-563-9582

(Editorial/Media)

david_miller@amat.com